Exhibit 99.1

CRM Holdings, Ltd. Announces Conference Call to Discuss First-Quarter Results

          HAMILTON, Bermuda, April 26 /PRNewswire-FirstCall/ -- CRM Holdings, Ltd. (“CRM”) (Nasdaq: CRMH), a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California, today announced that it will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 9, 2006 to discuss its financial results for its fiscal year 2006 first quarter, ended March 31.

          Hosting the call will be Daniel G. Hickey, Jr., Chairman and Co-Chief Executive Officer, James J. Scardino, Chief Financial Officer, and senior members of the management team.

          The conference call will be broadcast live over the internet and can be accessed by all interested parties at CRM’s Web Site at http://www.CRMHoldingsLtd.bm/events.cfm.

          To listen to the call please go to this website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.  For those unable to participate during the live webcast, an audio replay of the conference call will be archived on CRM’s web site, at http://www.CRMHoldingsLtd.bm/events.cfm, for 90 days.

          A digital replay of the call will also be available on Tuesday, May 9 at approximately 1:00 p.m. Eastern Time through Tuesday, May 16 at midnight Eastern Time.  Dial 888-203-1112 and enter the conference ID number 7264457. International callers should dial 719-457-0820 and enter the same conference ID number.

          About CRM Holdings, Ltd.

          CRM is a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California.  CRM has been in the business of forming and managing self-insured groups in New York since 1999.  In 2003 CRM expanded its business into California.  CRM provides self-insured groups with a comprehensive range of services, including assistance in the formation of groups, underwriting, risk assessment, safety and loss control services, medical bill review and case management, general management and recordkeeping, regulatory compliance and, in New York, claims management services.  CRM also acts as a broker by placing excess coverage insurance and any required surety bonds for the groups, and reinsures a portion of this excess coverage through its subsidiary, Twin Bridges.  Further information can be found on the CRM website at www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:

Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

SOURCE  CRM Holdings, Ltd.
          -0-                                        04/26/2006
          /CONTACT:  Mark Collinson of CCG Investor Relations, +1-310-231-8600, ext. 117, for CRM Holdings, Ltd./
          /Web site:  http://www.CRMHoldingsLtd.bm
                              http://www.CRMHoldingsLtd.bm/events.cfm /
          (CRMH)